Exhibit 99.1
CONTACT:
PetSmart Investor Relations
(623) 587-2025
PetSmart Reports Results for the Second Quarter 2010
Q2 Earnings up 32% to $0.41 per Share; Comp Sales Growth of 4.6 Percent; Raising 2010 Annual
EPS Guidance
PHOENIX, AZ—(August 18, 2010) — PetSmart, Inc. (NASDAQ: PETM) today reported earnings of $0.41 per share, up 32% compared to $0.31 per share in the second quarter of 2009. Net income totaled $48.4 million in the second quarter of 2010, compared to $39.0 million in the second quarter of 2009.
Total sales for the second quarter of 2010 increased 6.2% to $1.4 billion. The increase in net sales was partially impacted by $5.8 million in favorable foreign currency fluctuations. Comparable store sales, or sales in stores open at least a year, grew 4.6% in the second quarter. Services sales, which are included in total sales, grew 7.2% to $165 million.
“We are pleased to report that in the second quarter, we continued to execute on our strategic priorities, and delivered another quarter of consistent, quality earnings growth,” said Bob Moran, Chief Executive Officer and President. “Our results for the second quarter have exceeded our goals, and demonstrate our ability to drive and deliver solid earnings growth, while continuing to invest in innovative product offerings and strengthening our brand.”
“We are very pleased with our performance for the second quarter in delivering strong operating results while also maintaining a healthy balance sheet,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “For the full year, we are maintaining our comparable store sales expectations of low- to mid-single digits and raising our earnings per share guidance from $1.91 to $1.99. For the third quarter, we anticipate comparable store sales in the mid-single digits and earnings per share of $0.35 to $0.39.”
Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. EDT today to discuss results for the second quarter 2010. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the third quarter of 2010. In addition, you can listen to the call live by dialing (866) 793-1342 (within the United States and Canada) or (703) 639-1313 (for international callers), code 1474047.
A phone replay will be available through September 18, 2010, 11:59 p.m. EDT, at (888) 266-2081 in the United States and Canada, or at (703) 925-2533 for international callers, code 1474047.
About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 45,000 associates and operates more than 1,164 pet stores in the United States and Canada, 168 in-store PetSmart PetsHotel(R) cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, PetSmart(R) Doggie Day Camp(SM) pet day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization and the largest funder of animal welfare efforts in North America, has provided more than $110 million in grants and programs benefiting animal welfare organizations. Through its in-store pet adoption partnership with PetSmart Charities(R), PetSmart has helped save the lives of more than 4 million pets.

Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2010 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2010	% of Sales	August 2, 2009	% of Sales	August 1, 2010	% of Sales	August 2, 2009	% of Sales
Merchandise sales	$1,216,682	87.5%	$1,154,593	88.2%	$2,450,277	88.0%	$2,339,348	88.7%
Services sales	165,305	11.9%	154,192	11.8%	318,592	11.4%	297,011	11.3%
Other revenue	8,553	0.6%	—	0.0%	16,824	0.6%	—	0.0%

Net sales	1,390,540	100.0%	1,308,785	100.0%	2,785,693	100.0%	2,636,359	100.0%

Cost of merchandise sales	869,226	62.5%	830,629	63.5%	1,739,068	62.4%	1,678,503	63.7%
Cost of services sales	116,466	8.4%	108,744	8.3%	229,214	8.2%	211,192	8.0%
Cost of other revenue	8,553	0.6%	—	0.0%	16,824	0.6%	—	0.0%

Total cost of sales	994,245	71.5%	939,373	71.8%	1,985,106	71.3%	1,889,695	71.7%

Gross profit	396,295	28.5%	369,412	28.2%	800,587	28.7%	746,664	28.3%

Operating, general and administrative expenses	304,288	21.9%	295,623	22.6%	605,319	21.7%	583,006	22.1%

Operating income	92,007	6.6%	73,789	5.6%	195,268	7.0%	163,658	6.2%

Interest expense, net	(14,590)	-1.0%	(14,970)	-1.1%	(29,933)	-1.1%	(29,944)	-1.1%

Income before income tax expense and equity in income from investee	77,417	5.6%	58,819	4.5%	165,335	5.9%	133,714	5.1%

Income tax expense	(31,150)	-2.2%	(21,392)	-1.6%	(64,914)	-2.3%	(51,141)	-1.9%

Equity in income from investee	2,119	0.2%	1,537	0.1%	3,557	0.1%	2,653	0.1%

Net income	$48,386	3.5%	$38,964	3.0%	$103,978	3.7%	$85,226	3.2%

Earnings per common share:
Basic	$0.41		$0.32		$0.88		$0.69

Diluted	$0.41		$0.31		$0.87		$0.68

Weighted average shares outstanding:
Basic	117,079		123,474		117,528		123,914
Diluted	119,423		125,504		119,917		126,102

Stores open at beginning of each period	1,160		1,137		1,149		1,112
Stores opened during each period	5		10		19		36
Stores closed during each period	(1)		(2)		(4)		(3)
Stores open at end of each period	1,164		1,145		1,164		1,145

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	August 1,	January 31,	August 2,
	2010	2010	2009
Assets
Cash and cash equivalents	$239,413	$308,360	$180,656
Restricted cash	46,515	48,172	55,250
Receivables, net	54,042	52,232	58,729
Merchandise inventories	622,483	563,389	574,985
Deferred income taxes	36,805	36,805	29,334
Prepaid expenses and other current assets	92,585	57,652	89,680

Total current assets	1,091,843	1,066,610	988,634

Property and equipment, net	1,158,509	1,201,857	1,262,458
Equity investment in affiliate	36,043	32,486	28,591
Deferred income taxes	87,561	94,901	84,829
Goodwill	43,323	42,200	41,989
Other noncurrent assets	26,566	23,932	24,257

Total assets	$2,443,845	$2,461,986	$2,430,758

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$198,093	$212,121	$189,242
Accrued payroll, bonus and employee benefits	107,203	105,162	92,879
Accrued occupancy expenses and deferred rents	62,046	63,142	60,404
Current maturities of capital lease obligations	41,147	37,839	34,930
Other current liabilities	128,807	146,965	130,075

Total current liabilities	537,296	565,229	507,530

Capital lease obligations	534,928	533,635	553,960
Deferred rents	88,279	91,030	92,587
Other noncurrent liabilities	105,223	99,377	98,241

Total liabilities	1,265,726	1,289,271	1,252,318

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	16	16	16
Additional paid-in capital	1,181,647	1,148,228	1,127,947
Retained earnings	1,171,039	1,093,708	1,005,050
Accumulated other comprehensive income	4,091	2,369	2,178
Treasury stock	(1,178,674)	(1,071,606)	(956,751)

Total stockholders’ equity	1,178,119	1,172,715	1,178,440

Total liabilities and stockholders’ equity	$2,443,845	$2,461,986	$2,430,758